UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

Invesco Mortgage Capital Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2013, the Board of Directors of Invesco Mortgage Capital Inc. (the "Corporation") appointed Edward J. ("Jack") Hardin, age 70, as a new director, with a term commencing February 19, 2014. Mr. Hardin has been a partner of the law firm of Rogers & Hardin LLP since its formation in 1976 and is a member of its executive committee.  Mr. Hardin serves on the board of directors of CompX International, Inc., where he is a member of the audit committee.  Mr. Hardin received a Bachelor of Arts from Wesleyan University and a Juris Doctor from Vanderbilt University.

In addition to being appointed to the Board, Mr. Hardin has been appointed to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Mr. Hardin will participate in the standard fee arrangements for non-executive directors, which are described in the company’s Proxy Statement for the 2013 Annual Meeting of Stockholders under the caption “Director Compensation,” filed with the Securities and Exchange Commission on March 18, 2013.

A copy of the press release issued by the Corporation in connection with the above is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 17, 2013, issued by Invesco Mortgage Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By:	/s/ Donald R. Ramon
Donald R. Ramon
Chief Financial Officer

Date: December 17, 2013

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated December 17, 2013, issued by Invesco Mortgage Capital Inc.